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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Persistence Software, inc.


We consent to the incorporation by reference in this Registration Statement of Persistence Software, Inc. on Form S-8 of our reports dated March 2, 1999 (April 21, 1999 as to Note 11) and March 2, 1999 appearing in the Registration Statement No. 333-76867 on Form S-1 of Persistence Software, Inc.



San Jose, California
July 9, 1999